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                                 EXHIBIT (c)(3)

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                      NOTES REGISTRATION RIGHTS AGREEMENT
                      -----------------------------------

          This NOTES REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this July 6, 1995 between GEOTEK COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and SMITH BARNEY INC. (the "Initial Purchaser").

          This Agreement is made pursuant to the Purchase Agreement, dated June 29, 1995, between the Company and the Initial Purchaser (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchaser of Senior Secured Discount Notes due 2005 of the Company (the "Notes") having an aggregate principal amount of maturity of up to $227,700,000 (after giving effect to the over-allotment option granted to the Initial Purchaser pursuant to the Purchase Agreement). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth below, or to the extent not set forth below, capitalized terms shall have the meanings set forth in the Purchase
Agreement:

          "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

          "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" shall mean the Series B Senior Secured Discount Notes due 2005 to be offered to Holders of Notes in exchange for such Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Company of Notes for Exchange Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the Securities Act effected in accordance with Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Holder" shall mean the Initial Purchaser, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

          "Indenture" shall mean the Indenture relating to the Notes and the Exchange Notes, dated as of June 30, 1995, between the Company and IBJ Schroder Bank and Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Purchaser" shall have the meaning set forth in the preamble to this Agreement.

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent holders of Registrable Notes if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Notes or Warrants or Warrant Shares and other than affiliates that control or are under common control with the Company) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Notes" shall have the meaning set forth in the second paragraph of this Agreement.

          "Participating Broker-Dealer" shall have the meaning set forth in
     Section 4(a) of this Agreement.

          "person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

          "Registrable Notes" shall mean the Notes; provided, however, that Notes shall cease to be Registrable Notes when (i) as to Notes exchanged for Exchange Notes, the Exchange Offer has been consummated, (ii) a Registration Statement with respect to such Notes shall have been declared effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (iii) such Notes may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A under the Securities
     Act) under the Securities Act or (iv) such Notes shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incurred incident to performance of or compliance by the Company with this Agreement, including without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of one counsel for any underwriters in connection with "blue sky" qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any persons retained by the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement or Prospectus, or, in each case any amendments or supplements thereto, (iv) the reasonable fees and expenses incurred by any underwriter in connection with the preparation of any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) all rating agency fees, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee, (viii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel, in the latter case, shall be selected by the Majority Holders and which counsel also may be counsel for the Initial Purchaser), and (ix) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries is a partner, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters (other than fees and expenses set forth in clause (ii) or (iv) above) or the Holders (other than fees and expenses set forth in clause (viii) above) and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shelf Registration" shall mean a registration effected in accordance with Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement that covers all of the Registrable Notes (but no other securities unless approved by the person or persons who have requested the Company to file the Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the Notes under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 2(c) of this Agreement.

          "Underwritten Offering" shall mean a registration in which Registrable Notes are sold to an Underwriter for reoffering to the public.

          "Warrant Shares" means any shares of Common Stock issued upon the exercise of Warrants.

          "Warrants" means the warrants to purchase Common Stock, par value $.01 per share, of the Company issued pursuant to the Purchase Agreement.

          2.  Registration Under the Securities Act.

          (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company shall file after the Closing Date and no later than September 4, 1995, an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes and shall use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the SEC not later than November 3, 1995. The Company shall use its best efforts to cause such Registration Statement to remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and shall use its best efforts to have the Exchange Offer consummated not later than the date that is 45 days after the Exchange Offer Registration Statement is declared effective. The Company shall commence the Exchange Offer by mailing an exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

            (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes that are eligible to be exchanged in the Exchange Offer under applicable law and applicable interpretations of the Staff of the SEC and are validly tendered will be accepted for exchange;

           (ii) the dates of acceptance for exchange (which shall be each business day during a period of at least 30 days from the date such notice is mailed) (the "Exchange Dates");

          (iii) that any Registrable Note not tendered will remain outstanding and continue to accrete and accrue interest, but will not retain any rights under this Agreement;

           (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

            (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged.

          As soon as practicable after the last Exchange Date, the Company or its agent shall:

            (i) accept for exchange Registrable Notes or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

           (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Note equal in principal amount at maturity to the principal amount at maturity of the Registrable Notes surrendered by such Holder.

          The Company shall use its best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and that no order of any governmental agency or court of competent jurisdiction would be violated by consummating the Exchange Offer.

          (b) In the event that (i) any changes in law or the applicable interpretations of the staff of the SEC do not permit the Company to effect the Exchange Offer or the Exchange Offer is otherwise prohibited or (ii) the Initial Purchaser holds any portion of the Notes purchased by it under the Purchase Agreement, the Company shall use all reasonable best efforts to cause to be filed no later than September 4, 1995 a Shelf Registration Statement providing for the sale of the Registrable Notes and to have such Shelf Registration Statement declared effective by the SEC no later than November 3, 1995. In the event that the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (ii) of the preceding sentence, the Company shall file and use its best efforts to have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes held by Holders other than the Initial Purchaser and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement to the extent permitted by applicable law) with respect to offers and sales of Registrable Notes held by the Initial Purchaser. The Company agrees to use all reasonable best efforts to keep the Shelf Registration Statement continuously effective until the third anniversary of the effective date thereof. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by the Shelf Registration Statement, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being made available for use or filed with the SEC.

          (c)(i) The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering subject to the limitations set forth in the proviso to the first sentence of Section 3(q) hereunder (including the Company's obligation to use its best efforts in connection therewith). In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "Underwriters") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering.

          (ii) Each Holder whose Registrable Notes are covered by a Shelf Registration Statement filed pursuant to Section 2(b) agrees, upon the request of the Underwriter(s) in any Underwritten Offering permitted pursuant to this Agreement, not to effect any public sale or distribution of securities of the Company of the same class as the Registrable Notes included in such Shelf Registration Statement (except as part of such registration), including a sale pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of any such Underwritten Offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or such Underwriter(s).

          The foregoing provision shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any of its Registrable Notes not sold in such Underwritten Offering, commencing on the date of sale of such Registrable Notes unless it has provided 45 days' prior written notice of such sale or distribution to the Underwriter(s).

          (iii) The Company agrees not to effect any public or private offer, sale or distribution of securities of the same quality and nature as the Registrable Notes, including a sale pursuant to Regulation D under the Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each Underwritten Offering permitted pursuant to Section 3(q) hereof made pursuant to the Shelf Registration Statement, to the extent timely notified in writing by the Underwriter(s).

          (d) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (e) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after a Shelf Registration Statement has been declared effective, the offering of Registrable Notes pursuant thereto is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

          (f) Upon the occurrence or failure to occur of certain events described in the Notes, additional interest will accrue on the Notes, as provided for in the Notes.

          (g) Without limiting the remedies available to the Initial Purchaser and subsequent Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and/or
Section 2(b) hereof may result in material irreparable injury to the Initial Purchaser and/or subsequent Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any subsequent Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

          3. Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form shall, (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use all reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to (x) keep such Registration Statement effective for the applicable period under this Agreement and (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (z) keep each Prospectus current during the period described under
     Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to counsel for the Initial Purchaser, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, and each such Underwriter's Counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use its reasonable best efforts to register or qualify the Registrable Notes or Exchange Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes or Exchange Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned or Exchange Notes to be owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for the Holders and counsel for the Initial Purchaser promptly and, if requested by any such Holder, confirm such advice in writing, (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in a Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in a Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto, together with any documents incorporated therein by reference (in each case, without exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Notes;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) within a reasonable time prior to the filing of any Shelf Registration Statement, Prospectus to be included therein, or amendment or supplement therein, provide copies of such document to the Initial Purchaser and its counsel, and the Holders and their counsel, and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchaser or its counsel, and the Holders or their counsel, available for discussion of such document, and shall not at any time file or make any amendment or supplement to any such document of which the Initial Purchaser and its counsel, and the Holders and their counsel, shall not have previously been advised and furnished a copy or in a form to which the Initial Purchaser or its counsel, and the Majority Holders or their counsel, shall reasonably object; provided, however, that any document incorporated by reference in any such Prospectus by any amendment or supplement shall be provided to the Initial Purchaser and its counsel and to the Holders and their counsel at the time that such amendment or supplement is filed with the SEC;

          (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement;

          (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by a representative of all of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement and attorneys and accountants designated by the Holders or any Underwriter, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided, however, that such Underwriters, representatives, attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents (x) are available to the public, (y) were already in such Underwriters', representatives', attorneys' or accountants' possession prior to its receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such Underwriters, representatives, attorneys or accountants from a third person who, insofar as is known to such Underwriters, representatives, attorneys or accountants, is not prohibited from transmitting the information to such Underwriters, representatives, attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information or documents is required by court or administrative order after the exhaustion of appeals therefrom;

          (n) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders, to the extent such Registrable Notes satisfy applicable listing requirements;

          (o) use its reasonable best efforts to cause the Exchange Notes or Registrable Notes, as the case may be, to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the Securities Act);

          (p) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; and

          (q) in the case of a Shelf Registration, use its best efforts to enter into such customary agreements and take all such other reasonable actions in connection therewith (including those requested by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries and its or its subsidiaries' joint ventures, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Registrable Notes to be sold in such Underwritten Offering and any Underwriters and their respective counsel) addressed to each selling Holder and any Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in Underwritten Offerings,
     (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company or any joint venture in which the Company or any of its subsidiaries is a partner, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and any Underwriter of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes being sold or any Underwriter, and which are customarily delivered in Underwritten Offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause
     (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided that the Company shall be required to use its best efforts to make an Underwritten Offering only upon the request of Holders of at least 25 % of the Registrable Notes outstanding at the time such request is delivered to the Company. In the case of any Underwritten Offering, the Company shall provide written notice to the Holders of all Registrable Notes of such Underwritten Offering at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which each such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering.

          In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing. Each such Holder shall provide the Company with any such information within five business days after such information is requested and shall provide to the Company, within five business days after such Holder receives a draft of the Registration Statement or amendment thereto in which such information is included, comments on such Registration Statement or amendment thereto. A Holder of Registrable Notes shall not be entitled to receive additional interest pursuant to Section 2 of the Notes to the extent that such Holder fails to comply with any obligation under this paragraph and the failure by such Holder to comply with such obligation is the sole reason for the accrual of additional interest pursuant to Section 2 of the Notes.

          In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(iii), (v) or (vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to such Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice.

          4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

          The Company understands that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          (b) In light of Section 4(a) above, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be reasonably requested by the Initial Purchaser or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

            (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding one year after the last Exchange Date (as extended by the number of days during such one-year period from, and including the date of, the giving by the Company of a notice pursuant to Section 3(e)(iii),
     (v) or (vi) of this Agreement to, and including the date when, the Company shall have made available to the Holders copies of a supplemented or amended Prospectus pursuant to Section 3(i) hereof) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

           (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company in writing by the Initial Purchaser or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchaser and the Company in writing that they are, or will be, Participating Broker-Dealers; and provided further that in connection with such application of the Shelf Registration procedures set forth in
     Section 3 to an Exchange Offer Registration, (x) Section 3(n) shall not be applicable and (y) the Company shall be obligated (A) to deal only with one entity representing the Participating Broker-Dealers, which shall be the Initial Purchaser unless it elects not to act as such representative, (B) to pay reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchaser unless such counsel elects not to so act, and (C) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

          (c) The Initial Purchaser shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to
Section 4(b) above.

          5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, each Holder and each person, if any, who controls the Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Initial Purchaser or any Holder and each of their respective directors and officers (each a "Non-Company Indemnitee") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by the Non-Company Indemnitee in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the Securities Act, including all documents incorporated therein by reference, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Initial Purchaser or any Holder furnished to the Company in writing by the Initial Purchaser or any selling Holder expressly for use therein; provided, however, that the indemnification provided for in this paragraph (a) shall not inure to the benefit of any Non-Company Indemnitee with respect to any sale or disposition of Registrable Notes by such Holder in violation of the provisions of the last paragraph of
Section 3 hereof. In connection with any Underwritten Offering contemplated by Section 3(q), the Company also shall indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. The indemnification obligation of the Company set forth in this paragraph (a) shall be in addition to any liability which the Company may otherwise have, including, without limitation, for any breach of any covenant contained in this Agreement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchaser, the other selling Holders, each of their respective directors and officers and each person, if any, who controls the Company, the Initial Purchaser, or any other selling Holder within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act or is under common control with or is controlled by the Company, the Initial Purchaser or any other selling Holder to the same extent as the foregoing indemnity from the Company to the Initial Purchaser and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) If any action, suit or proceeding shall be instituted involving any person in respect of which such person is entitled to indemnity pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the parties against whom indemnification is being sought (the "indemnifying party") and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such indemnified party, shall have the right to counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, or proceeding (including any impleaded parties) include both such indemnifying parties and such indemnified party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of the indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or but substantially similar proceeding or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchaser and all persons, if any, who control the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Initial Purchaser, and each of their respective directors and officers, and the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all Holders and all persons, if any, who control any Holders within the meaning of either such Section, or are under common control with or are controlled by such Holders, and each of their respective directors and officers. In such case involving the Initial Purchaser, persons who control, are controlled by or under common control with the Initial Purchaser, or their respective directors or officers, such firm shall be designated in writing by the Initial Purchaser. In such case involving the Holders and such persons who control, are controlled by or under common control with Holders, or their respective directors or officers, such firm shall be designated in writing by the Holders of a majority of the aggregate principal amount of Registrable Notes sold under the applicable Registration Statement. The indemnifying parties shall not be liable for any settlement of any action, suit or proceeding effected without their written consent, but if settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying parties agree to indemnify and hold harmless the indemnified party from and against any loss, action, damage, liability or expense by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with such statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable consideration. The relative fault of the Company, on the one hand, and any Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Holder, on the other hand, and the parties* relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Notes of such Holder that were registered pursuant to the applicable Registration Statement.

          (e) The Company, the Initial Purchaser and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations of the Company contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf any indemnified person, (ii) acceptance of any of the Exchange Notes, (iii) any sale of Registrable Notes pursuant to a Shelf Registration Statement and (iv) any termination of this Agreement. A successor to any indemnified party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 5.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          6. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 5 hereof shall be effective as against any person unless consented to in writing by such person.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and, thereafter, at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchaser (in its capacity as Initial Purchaser) shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement.

          (e) Purchases and Sale of Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) that it controls not to, purchase and then resell or otherwise transfer any Notes.

          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and the Initial Purchaser and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect the rights of the Initial Purchaser or the Holders hereunder.

          (g) Counterparts. This Agreement may be signed in various counterparts which constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          (h) Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Submission to Jurisdiction. The Company irrevocably submits to the jurisdiction of any United States or State court located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Initial Purchaser's or any Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   GEOTEK COMMUNICATIONS,INC.


                                   By:/s/ Yaron Eitan
                                      ---------------
                                      Name:  Yaron Eitan
                                      Title: President
Confirmed and accepted as of
the date first above
written:
SMITH BARNEY INC.


By: /s/ Anthony S. Graham
    ------------------------
    Name:  Anthony S. Graham
    Title: Vice President